UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2011

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

 (Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

Indenture

On March 23, 2011, Hawaiian Holdings, Inc. (the “Company”) entered into an indenture, dated as of March 23, 2011 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and a supplemental indenture, dated as of March 23, 2011, by and between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Pursuant to the Indenture, the Company issued its 5.00% Convertible Senior Notes due 2016 (the “Notes”).  The Notes bear interest at a rate of 5.00% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2011, to holders of record at the close of business on the preceding March 1 and September 1, respectively.  The Notes will mature on March 15, 2016, unless earlier repurchased or converted.

The initial conversion rate is 126.8730 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $7.88 per share). The conversion rate, and thus the conversion price, will be subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture.  In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to November 15, 2015, the Notes will be convertible only under the following circumstances (1) during any calendar quarter after the calendar quarter ending June 30, 2011, and only during such calendar quarter, if the closing sale price of the Company’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (which 10 consecutive trading day period is referred to as the “note measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of that note measurement period was less than 97% of the product of the closing sale price of shares of the Company’s common stock and the applicable conversion rate for such trading day; or (3) if the Company makes certain distributions on shares of its common stock or engages in certain corporate transactions.  In addition, the Notes will be convertible irrespective of the foregoing circumstances from and including November 15, 2015 to and including the second scheduled trading day immediately preceding the maturity date of the Notes.

Upon conversion, the Company will have the right to pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock.  At any time on or prior to November 15, 2015, the Company may make an irrevocable election to satisfy the conversion obligation on the Notes by (x) delivering solely shares of the Company’s common stock or (y) paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination thereof in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Company may not redeem the Notes prior to their maturity date.

If a fundamental change (as defined in the Indenture) occurs, holders may require the Company to purchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s senior unsecured obligations and rank equally with all of the Company’s existing and future senior unsecured indebtedness and rank senior to all of the Company’s indebtedness that is expressly subordinated to the Notes.  The Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and the Notes are structurally subordinated to all liabilities, including trade payables and lease obligations, of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Notes, include default in the payment of principal on the Notes, default in the payment of interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture, cross acceleration with certain indebtedness, failure to pay, bond or discharge certain judgments and certain events of bankruptcy or insolvency involving the Company.

If an event of default, other than an event of default involving bankruptcy or insolvency events with respect to the Company, occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and to the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest (including additional interest, if any) on all the Notes then outstanding, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.  If an event of default involving bankruptcy or insolvency events with respect to the Company occurs and is continuing, then 100% of the principal amount of, and all accrued and unpaid interest on all the Notes then outstanding shall be and become immediately due and payable, without any notice or other action by any holder or the Trustee.  Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture and the related form of Note, which are included as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge Transactions

On March 18, 2011, in connection with the offering of the Notes, the Company entered into additional convertible note hedge transactions with respect to its common stock (the “Additional Purchased Options”) with UBS AG and JPMorgan Chase Bank, National Association (collectively, the “Counterparties”). The Additional Purchased Options cover, subject to anti-dilution adjustments substantially identical to those in the Notes, approximately 1.4 million shares of the Company’s common stock at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The Additional Purchased Options will expire upon the maturity of the Notes. Copies of the confirmations relating to the Additional Purchased Options are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

The Additional Purchased Options are intended generally to reduce the potential dilution to the Company’s common stock and/or to offset potential cash payments in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes in the event that the market price per share of the Company’s common stock, as measured under the terms of the Additional Purchased Options, is greater than the strike price of the Additional Purchased Options.

The Additional Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Additional Purchased Options.

Warrant Transactions

On March 18, 2011, the Company also entered into additional warrant transactions (the “Additional Warrants”), whereby the Company sold to the Counterparties warrants to acquire, subject to anti-dilution adjustments, approximately 1.4 million shares of the Company’s common stock, at a strike price of $10.00 per share, also subject to adjustment, which is a premium of approximately 63.6661% relative to the last reported sale price of the Company’s common stock of $6.11 on March 17, 2011. In no event will the number of shares of common stock issuable upon exercise of the Additional Warrants, together with the number of shares of common stock issuable upon exercise of similar warrants also issued to the Counterparties on March 18, 2011 and disclosed in the Company’s Current Report on Form 8-K filed March 22, 2011, exceed 19.9% of the number of shares of common stock outstanding.  The Additional Warrants were sold in private placements to the Counterparties pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. Copies of the confirmations relating to the Additional Warrant transactions are attached as Exhibits 10.3 and 10.4 to this report and are incorporated herein by reference.

If the market value per share of the Company’s common stock, as measured under the Additional Warrants, exceeds the strike price of the Additional Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share.

The Additional Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The cost of the Additional Purchased Options, after being partially offset by the proceeds from the sale of the Additional Warrants, will be approximately $990,000.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading Indenture in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 3.02             Unregistered Sales of Equity Securities

The information set forth under the heading Warrant Transactions in Item 1.01 above is incorporated by reference into this Item 3.02.

ITEM 9.01             Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
4.1	Indenture, dated March 23, 2011, between Hawaiian Holdings, Inc. and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated March 23, 2011, between Hawaiian Holdings, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 5.00% Senior Convertible Note due 2016 (incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated March 23, 2011.

10.1	Additional Call Option Transaction, dated as of March 18, 2011, by and among Hawaiian Holdings, Inc., UBS AG, London Branch and UBS Securities LLC, solely as agent of UBS AG, London Branch.

10.2	Additional Call Option Transaction, dated as of March 18, 2011, by and between Hawaiian Holdings, Inc. and JPMorgan Chase Bank, National Association.

10.3	Additional Warrants Transaction, dated as of March 18, 2011, by and among Hawaiian Holdings, Inc., UBS AG, London Branch and UBS Securities LLC, solely as agent of UBS AG, London Branch.

10.4	Additional Warrants Transaction, dated as of March 18, 2011, by and between Hawaiian Holdings, Inc. and JPMorgan Chase Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Holdings, Inc.

Date: March 23, 2011	By:	/s/ Peter R. Ingram
Peter R. Ingram Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated March 23, 2011, between Hawaiian Holdings, Inc. and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated March 23, 2011, between Hawaiian Holdings, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 5.00% Senior Convertible Note due 2016 (incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated March 23, 2011.

10.1	Additional Call Option Transaction, dated as of March 18, 2011, by and among Hawaiian Holdings, Inc., UBS AG, London Branch and UBS Securities LLC, solely as agent of UBS AG, London Branch.

10.2	Additional Call Option Transaction, dated as of March 18, 2011, by and between Hawaiian Holdings, Inc. and JPMorgan Chase Bank, National Association.

10.3	Additional Warrants Transaction, dated as of March 18, 2011, by and among Hawaiian Holdings, Inc., UBS AG, London Branch and UBS Securities LLC, solely as agent of UBS AG, London Branch.

10.4	Additional Warrants Transaction, dated as of March 18, 2011, by and between Hawaiian Holdings, Inc. and JPMorgan Chase Bank, National Association.